Exhibit 10.18

INVENTORY PLEDGE AND SECURITY AGREEMENT

This Pledge and Security Agreement (the “Agreement”) is made as of May 13, 2008 by and among:

Wachovia Bank, National Association, duly organized and existing in accordance with the laws of New York, with its registered office at 12 East 49th Street, 43rd Floor, New York, New York  10017, represented in accordance with its corporate documents,(the “Bank”);

Qualytextil S/A, duly organized and existing in accordance with the laws of Brazil, with its registered office in the City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil, enrolled with the Brazilian Taxpayers Roll of the Ministry of Finance (CNPJ/MF) under no. 04.011.170/0001-22, herein duly represented in accordance with its Charter Documents, together with its successors and permitted assigns (the “Qualytextil”); and

As Intervening and Consenting Parties:

Lakeland do Brasil Empreendimentos e Participações Ltda., a company duly organized and existing in accordance with the laws of Brazil, with its registered office at Avenida Bernardino de Campos, nº 98, sala 09, 14º andar, São Paulo – SP, Brazil, enrolled with the Brazilian Taxpayers Roll of the Ministry of Finance (CNPJ/MF) under no. 09.484.003/0001-12, herein duly represented in accordance with its Articles of Association, together with its successors and permitted assigns (the “Lakeland Brazil”); and

Lakeland Industries, Inc, duly organized and existing in accordance with the laws of Delaware, with its registered office at 701-07 Koehler Avenue, Ronkonkoma, 11779, herein duly represented by its Chief Financial Officer, Mr. Christopher J. Ryan and Gary Pokrassa (the “Lakeland”).

W I T N E S S E T H:

WHEREAS, pursuant to the Loan Agreement, dated July 7, 2005, as amended by the Third Modification Agreement and Reaffirmation of Guaranty dated of even date hereof entered into by and between Lakeland and the Bank (as amended, supplemented, restated or otherwise modified and in effect from time to time the “Credit Agreement”), the Bank has agreed to loan to Lakeland a $ 30,000,000 revolving line of credit to be used for the purchase by Lakeland Brazil of the totality of shares of Qualytextil;

WHEREAS, after the execution of a Share Purchase Agreement by and among Lakeland, Lakeland Brazil, Qualytextil, and its shareholders, Lakeland Brazil shall be the legal owner of 1,507,701 shares representing, in the aggregate, 100% of the capital stock of Qualytextil;

WHEREAS, it is a condition precedent of the Credit Agreement that Lakeland causes to be created in favor of the Bank, a security interest over the inventory of Qualytextil in all of its forms (as defined in Section 1.01.) to secure Lakeland’s obligations arising from the Credit Agreement;

WHEREAS Qualytextil have agreed to pledge its inventory in all of its forms in favor of the Bank;

NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE I - The Pledge

1.01.         Pledge; Grant of Security Interest. (a) In order to secure the full and prompt payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all the obligations under the Credit Agreement, (and which Lakeland hereby acknowledges and recognizes for all legal purposes), Qualytextil hereby unconditionally and irrevocably pledges to the Bank all its inventory in all of its forms as described in Annex II, located at the places specified therein (each, a “Location”) including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which Qualytextil has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which Qualytextil has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by Qualytextil, and all accessions thereto and products thereof and documents therefore (any and all such property being the "Inventory");

(b)           Furthermore, Qualytextil agrees with the creation of a security in favor of the Bank, regarding other goods owned by Qualytextil, in substitution for any good that belongs to the Inventory that had been sold during the term of this Agreement, in whole or in part (the “Substitute Goods”), as security for all present and future debts of Lakeland and all payments of any nature due to the Bank. For this purpose, every six (6) months, Qualytextil undertakes to send to the Bank a notice, substantially in the form of Annex III hereto (the “Notice of Pledge”), specifying  the  products in  the Inventory which were sold during this period and that were  substituted.

(c)           Notwithstanding the Notice of Pledge above stated, since the moment of sale of any product in the Inventory as described in Annex II, the Substitute Goods shall forthwith be subject to all of the clauses, terms and conditions of this Pledge Agreement.

(d)           In case of Substitute Goods as stated in Section 1.01.(b) above, each three (3) Notices of Pledge delivered by Qualytextil to the Bank , the Parties shall promptly (i) execute an amendment to this Agreement (the “Amendment”) in order to extend the lien created hereunder to such Substitute Goods, and (ii) provide the required filings and register the pledge of such Substitute Goods in accordance with the provisions of Section 1.01. hereof or take such other actions as may otherwise be required by applicable law to extend such lien;

(e)           The Inventory pledged hereunder, including the Substitute Goods to be pledged shall remain in the possession of Qualytextil until the sale of any of its products.

1.02.         Definitions: Interpretation. Capitalized terms used herein shall have the same meanings ascribed to them in the Credit Agreement.

ARTICLE II – SECURED OBLIGATIONS

2.01.         The Debt: For the purposes of Section 1,424 of the Brazilian Civil Code, this Agreement shall cover, fully and without restrictions, any and all debts and monetary liabilities of Lakeland to the Bank in relation to the Credit Agreement and irrespective of whether of such debts or liabilities: (i) are present or future; (ii) are actual, prospective, contingent or otherwise; (iii) are owed or incurred as principal, interest, fees, charges, taxes, duties or other imposts, damages (whether for breach of contract or tort or incurred on any other ground), losses, costs or expenses (including judicial costs and attorney’s fees) or on any account; (v) are owed at stated maturity, upon prepayment, following acceleration or otherwise; or (vi) comprise any combination of the above (the “Secured Obligations”). The total estimated principal amount of the Secured Obligations, the final maturity date and the interest rates provided in the Credit Agreement for such Secured Obligations are, on this date, those set forth in Annex I hereof.

ARTICLE III - REPRESENTATIONS AND WARRANTIES

3.01.        Representations and Warranties. Qualytextil represents and warrants to the Bank as of the date hereof, as of the date of any Amendment and as of the date of any other date that the following representations and warranties are required to be made or are deemed to be made pursuant to this Agreement, to the Credit Agreement or any other financing document, that:

(a)           Qualytextil is a corporation duly organized and validly existing and in good standing under the laws of Brazil, and they have all requisite corporate power, authority and legal right under the laws of such jurisdiction to enter into and perform their obligations under this Agreement;

(b)           Other than the registration provided in Section 8.01. no consent, approval, authorization or other action by, and no notice to or of, or declaration or filing with, any governmental or other public body, or any other person, is required for (i) the due authorization, execution, delivery, validly enforceability of this Agreement and the performance by Qualytextil  of its obligations hereunder or the consummation of the transactions contemplated hereby; (ii) the creation, perfection or maintenance of the first priority lien created hereby; and (iii) the exercise by the Bank of its rights under this Agreement or the remedies with respect of the Inventory pledged herein;

(c)           Annex II hereto completely and accurately sets forth the number of goods of the Inventory, as well as the corresponding value in Reais;

(d)           Qualytextil is the legal and record owner of, and has title to, its Inventory in which it has granted to the Bank a first priority security interest, free of any and all liens except for the lien created hereunder, and be the owner of any Substitute Goods described in any of the Notices of Pledge and that the Inventory is and any Substitute Goods will be free and unencumbered of all and any charges both under the law and any agreements.

(e)           There are no options or other contractual arrangements for the pledge of the Inventory, and there are no arrangements, preemptive rights or any other rights or claims of any character relating to the purchase, repurchase, transfer, with respect to the Inventory that restrict the transfer of or otherwise relate to the Inventory, in either case that would affect the pledge hereunder; and

ARTICLE IV – OBLIGATIONS OF QUALYTEXTIL

4.01.        At all times during such period as this pledge over the Inventory, is and continues to be in full force and effect, Qualytextil undertakes:

(a)           to keep the Inventory at its own expense in good conditions of repair and in perfect operating conditions, ensuring that the value thereof is not affected, to perform any relevant maintenance therefore and to keep it free of any liens, encumbrances or charges, as well as to defend it against all claims and legal procedures brought by any person other than the Bank;

(b)           to maintain enough goods at its Inventory to accomplish with the lien created herein.

(c)           to pay out of its own funds or for its own account any taxes, charges, license fees, duties, contributions, assessments and/or any other amounts due or to become due with regard to the Inventory, obtaining release and/or discharge thereof;

(d)           to assume the liabilities for any and all damages caused by the Inventory to third parties and/or to Qualytextil assets, holding the Bank harmless of the liabilities for any and all damages caused by the Inventory to said third parties or assets;

(e)            to keep the Inventory  at its own expense insured, in favor of the Bank, against total risk, including, but not limited to damages caused by fire, flood, earthquake, robbery, theft, embezzlement, vandalism and other reasonable causes of damages, with reputable insurance companies and/or underwriters in a manner, to an extent and on terms satisfactory to the Bank and customary for such kind of assets in the Federative Republic of Brazil as well as to produce to the Bank documentary evidence of compliance by Qualytextil with the obligations contained herein within 30 (thirty) days from the date of execution of this Agreement and annually, within 30 (thirty) days from every anniversary of the insurance policy;

(f)             to appoint the Bank as loss payee under the insurance policy/ies relating to the Inventory and to order the insurance company/ies to pay to the Bank thereinafter any insurance proceeds and any premium reimbursement;

(g)           to inform the Bank and the insurance company(ies) promptly of the occurrence of any insurance event relating to the Inventory and, as the case may be, to keep the Bank advised as to the progress of any claim invoked against Qualytextil or any of its property. In the event of any loss, Qualytextil shall not take any step for the purpose of entering into a compromise, settlement or arrangement with any of its insurance companies or creditors without prior written consent of the Bank;

(h)           to immediately inform the Bank when any of the insurance policies related to the Inventory or provided in this Agreement is terminated, revoked or nullified;

(i)            not to claim, ask or request, and not to file any lawsuit or judicial proceeding against the Bank in order to compel it to take any measure in relation to the Inventory or asking for any indemnification due to damages occurred in the Inventory, independently of the cause and size of the damage;

(j)            not to  create or permit to exist any charge, pledge, mortgage, hypothecation, lien or other encumbrance of any nature whatsoever having the effect of creating a security interest over the Inventory or to allow the Inventory to be used in violation of any law, regulation or insurance policy applicable to the Inventory. Losses or damages caused to the Inventory shall not exempt Qualytextil of any of the obligations assumed hereunder;

(k)           to allow the representatives of the Bank or a third person on behalf of the Bank to inspect the Inventory and the premises where the Inventory is installed at any reasonable time and on reasonable notice;

4.02.         Negative Covenants. During the term of this Agreement, Qualytextil undertakes not to:

(a)           create any other encumbrances to the Inventory for so long as the Inventory are subject to lien created hereunder without the prior written consent of the Bank.

(b)           take or participate in any action or enter into any agreement which results or may result in the loss of ownership and/or possession of all or part of  the Inventory, including the Substitute Goods, for so long as the Inventory are subject to the lien created hereunder, or any other transaction which could have the same result as a encumbrance of any of the goods which are part of the Inventory or which would, for any reason, be inconsistent with the security interest of the Bank hereunder or defeat, impair, amend, restrict or circumvent any right of the Bank hereunder, except that Qualytextil is hereby authorized to sell, use or move the Inventory, with due regard to Section 4.01(b).

4.03.         Transfer of Inventory. (a) In the event of an act of God or force majeure, Qualytextil may transfer the Inventory affected by such acts of God or force majeure, even to another place with storing conditions reasonably acceptable to the Bank, in order to preserve and maintain the Inventory (or any part thereof) in good storage conditions. In this event, Qualytextil shall, as soon as practicable, but no later than five (5) Business Days after any such event, inform the Bank of the place to which the Inventory (or any part thereof) has been transferred to (“New Location”), which place may then be inspected by the Bank. If the Bank has reasonable grounds not to approve the New Location, the Bank may inform Qualytextil of its objection and request Qualytextil to remove and/or transfer the Inventory (or any part thereof) to another location reasonably acceptable to the Bank, in which case Qualytextil shall remove the Inventory to another location within the timeframes reasonably agreed upon between the parties, at the expenses of Qualytextil.

(b)           In the event the Inventory are transferred to the New Location pursuant to his Section 4.03 (a), Qualytextil agrees to, as soon as practicable, but no later than ten (10) Business Days after any such transfer, execute and deliver to the Bank an amendment to this Agreement to update the list of the Inventory contained in Annex II with the new location for each Inventory.

(c)           Any amendments to this Agreements to be executed pursuant to this Section 4.03 shall be registered with the competent real estate registry(ies) and delivered to the Bank as provided and within the timeframes established under Section 8.01.

ARTICLE V - RISK OF LOSS

5.01.        Qualytextil shall bear all risk of loss with respect to the Inventory. The injury to or loss of the Inventory, either partial or total, shall not release Qualytextil from payment or other performance hereof.

5.02.        Qualytextil shall bear the risk of loss to the extent of any deficiency in the effective insurance coverage with respect to loss or damage to the Inventory. Qualytextil hereby assigns to Bank the proceeds of all property insurance covering the Inventory up to the amount of the Secured Obligations and directs any insurer to make payments directly to Bank.  Qualytextil hereby appoints Bank its attorney-in-fact, which appointment shall be irrevocable and coupled with an interest for so long as Secured Obligations are unpaid, to file proof of loss and/or any other forms required to collect from any insurer any amount due from any damage or destruction of the Inventory, to agree to and bind Qualytextil as to the amount of said recovery, to designate payee(s) of such recovery, to grant releases to insurer, to grant subrogation rights to any insurer, and to endorse any settlement check or draft. Qualytextil agrees not to exercise any of the foregoing powers granted to Bank without Bank's prior written consent.

ARTICLE VI - DEFAULT

6.01.         Default. (a) Upon the occurrence of an Event of Default (as defined in the Credit Agreement) which is continuing, the Bank may, in its sole discretion, irrespective of any prior or subsequent notice, sell, assign, transfer or in any other way dispose of all or part of the Inventory pledged hereunder (the “Sale”), at market price and upon market terms and conditions and subject to applicable law, in or out of court, in a public or private transaction, and shall apply the proceeds of such Sale thus received for the payment of the Secured Obligations then due and unpaid, as well as for the payment or reimbursement of all other costs and expenses incurred as a result of the Sale.

(b)           For the purposes hereof, it is hereby agreed and understood that (i) in the event the amount obtained from the Sale, after the reimbursement to the Bank of all costs and expenses incurred in connection with the Sale, including Bank’s fees, attorney’s fees and court costs and expenses, exceeds the amounts due under the Secured Obligations, the balance shall be promptly returned to Qualytextil by the Bank, and (ii) in the event the amounts obtained from the Sale are lower than the amounts due under the Secured Obligations, Qualytextil shall remain liable for the payment of the outstanding balance.

6.02.         Power of Attorney. (a) For the purposes of this Article VI, Qualytextil hereby irrevocably and irreversibly, as a condition to the pledge created hereunder, appoints the Bank as its attorney-in-fact, pursuant to Article 684 and the sole paragraph of Article 686 of the Brazilian Civil Code, to act solely, with broad powers to, upon the occurrence of an Event of Default which is continuing carry out, in the name and on behalf of Qualytextil, any acts necessary for the Sale, including the execution of any documents required for the definitive transfer of the Inventory pledge hereby, the Bank being authorized, at its sole discretion and irrespective of Qualytextil’s consent, to delegate the powers granted herein to any third party.

(b)           For such purpose Qualytextil has executed and delivered to the Bank on the date hereof an irrevocable power-of-attorney, substantially in the form of Annex IV and shall maintain such irrevocable power-of-attorney in full force and effect until the Secured Obligations have been paid in full to the Bank to its satisfaction.

(c)           Any notice by to the Bank that at such time an Event of Default has occurred or has ceased shall be conclusive against Qualytextil and any other third parties.

ARTICLE VII -TERM

7.01.        Term. The pledge hereunder and the power of attorneys granted herein will endure in their entirety and will remain in full force and effect until the Secured Obligations have been irrevocably and indefeasibly paid in full to the Bank has no further commitment to lend under the Credit Agreement.

ARTICLE VIII - MISCELLANEOUS

8.01.         Registration. (a) Qualytextil undertakes to, within fifteen (15) days of the date of execution of this Agreement, register it or any amendments hereto with the competent Real Estate Registry (Cartório de Registro de Imóveis) of the city(ies) where the Inventory are located, provided that Qualytextil shall pay any and all costs, expenses, fees and other charges payable in connection thereto, necessary for the perfection of this Agreement or any amendments thereto. Qualytextil shall provide the Bank with one original counterpart of this Agreement or any amendment thereto duly registered with the competent Real Estate Registry within five (5) Business Days after its accomplishment.

(b)            For registration purposes only, the amount of this Agreement is R$3,512,416.57.

8.02.         Deposit of the Inventory – Qualytextil hereby irrevocably undertakes to act as depository, in accordance with the provisions of the Brazilian Civil Code, of the Inventory and of any Substitute Goods.

8.03.         Cumulative Remedies. The rights, powers and remedies of the Parties under this Agreement are cumulative and shall be in addition to all rights, powers and remedies available to the Parties pursuant to the Credit Agreement and at law, in equity or by statute and may be exercised successively or concurrently without impairing the rights of the Parties hereunder.

8.04.         Waivers and Amendments. This Agreement and its provisions shall only be modified, amended, supplemented or waived with the express written consent of Qualytextil and the Bank.

8.05.         Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable under applicable law, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability, and shall not affect any other provisions hereof or the validity, legality or enforceability of such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties shall in good faith negotiate and execute an Amendment to this Agreement to replace any such severed provision with a new provision that (a) reflects their original intent and (b) is valid and binding.  The first priority security interest created thereby shall, to the extent permitted by applicable law, constitute a continuing first priority Lien on and perfected first priority security interest in the Inventory, in each case enforceable against Qualytextil in accordance with its terms.

8.06.         Complete Agreement; Successors and Assigns. This Agreement is intended by the parties as the final expression of their agreement regarding the subject matter hereof and as a complete and exclusive statement of the terms and conditions of such agreement.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8.07.         Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the further exercise of such right or remedy.

8.08.         Language. This Agreement is being executed in English and a sworn translation of this Agreement shall be provided by Qualytextil for purposes of registry, pursuant to Section 8.01. above.

8.09.         No Novation. It is the express intent of the parties hereto that this Agreement is in no way intended to constitute a novation of any of the terms of the Lon Agreement.

8.10.         Intervening and Consenting Parties. The Intervening and Consenting Parties hereby expressly consents to and agrees with all of the terms and conditions of this Agreement and undertakes to faithfully observe and fulfill any and all of its obligations arising hereunder.

8.11          Notices. All notices and other communications provided for hereunder shall be provided in accordance with the Credit Agreement.

8.12.        Clearance Certificates. Qualytextil hereby delivers to the Bank the following clearance certificates which copies are attached hereto as Annex V I:

(i)
Clearance Certificate (Certidão Positiva com Efeitos de Negativa de Débitos relativos às Contribuições Previdenciárias e às de Terceiros) issued by the Federal Revenue Service (Secretaria da Receita Federal); and

(ii)
Clearance Certificate (Certidão Conjunta Positiva com Efeitos de Negativa de Débitos relativos aos Tributos Federais e à Dívida Ativa da União), joinly issued by the Office of the Attorney-General of the National Treasury (Procuradoria da Fazenda Nacional) and the Federal Revenue Service (Secretaria da Receita Federal).

8.13.         Governing Law; Jurisdiction.  This Agreement shall be governed by and construed and interpreted in accordance with the laws of Brazil.  The parties irrevocably submit to the jurisdiction of the courts sitting in the City of São Paulo, State of São Paulo, Brazil, any action or proceeding to resolve any dispute or controversy related to or arising from this Agreement and the parties irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such courts, with the express waiver of the jurisdiction of any other court, however privileged it may be.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed in the presence of the undersigned witnesses.

WACHOVIA BANK

By:	/s/ Roger Grossman	By:
Name:	Roger Grossman	Name:
Title:	Vice President	Title:

QUALYTEXTIL S.A.

By:	/s/ Miguel G. Bastos	By:	/s/ Elder Marcos Vieira da Conceicao
Name:	Miguel G. Bastos	Name:	Elder Marcos Vieira da Conceicao
Title:	CFO	Title:	CEO

LAKELAND INDUSTRIES, INC.

By:	/s/ Gary A. Pokrassa
Name:	Gary Pokrassa
Title:	CFO

LAKELAND DO BRASIL EMPREENDIMENTOS E PARTICIPAÇÕES LTDA.

By:	/s/ Jose Tavares Lucena	By:
Name:	Jose Tavares Lucena	Name:
Title:	Administrator	Title:

WITNESSES:

Name:	Name:
ID:	ID:

ANNEX I

CONDITIONS AND CHARACTERISTICS OF THE SECURED OBLIGATIONS

1)             TOTAL PRINCIPAL AMOUNT OF THE SECURED OBLIGATIONS

A sum not to exceed US$ 30,000,000.00 (thirty million United States dollars)

2)             INTEREST RATE OVER THE AMOUNT EFFECTIVELY DISBURSED:

Based on either LIBOR or LIBOR Market Index Rate, plus the Applicable Margin (equal to the percentage set forth in the table based on Borrower’s Funded Debt to EBITDA Ratio), more particularly described in the Second Amended and Restated Promissory Note attached hereto as Annex I(a)

3)             MATURITY DATE OF INTEREST:

Monthly payments of interest only commencing June 2, 2008, final payment of all accrued interest on July 7, 2010

4)              REPAYMENT OF THE PRINCIPAL AMOUNT:

Final payment of principal on July 7, 2010

5)             PENALTY IN AN EVENT OF DEFAULT:

Interest rate plus 3%

ANNEX I.(a)

SECOND AMENDED AND RESTATED PROMISSORY NOTE

ANNEX II

DESCRIPTION AND LOCATION OF THE INVENTORY AS OF APRIL 30, 2008

Quantity	Quality	Description	Location

ANNEX III

NOTICE OF PLEDGE

Pursuant to the Inventory Pledge and Security Agreement, dated as of May 13, 2008 by and among (i) WACHOVIA BANK (the “Bank”); and QUALYTEXTIL S/A (the “Qualytextil”), and as Intervening and Consenting Parties; LAKELAND DO BRASIL EMPREENDIMENTOS E PARTICIPAÇÕES LTDA., and LAKELAND INDUSTRIES, INC; we hereby give in pledge and transfer to the Bank, under the terms and conditions of the above referred Inventory Pledge and Security Agreement and for the purposes specified therein, the following Substitute Goods:

Quantity	Quality	Description	Location

May 13, 2008

QUALYTEXTIL S/A

By: /s/ Miguel G. Bastos
Name: Miguel G. Bastos
Title: CFO

Accepted by:  /s/ Roger Grossman

WACHOVIA BANK

ANNEX IV

POWER OF ATTORNEY

QUALYTEXTIL S/A, A company duly organized and existing in accordance with the laws of Brazil, with its registered office in the City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil, enrolled with the Brazilian Taxpayers Roll of the Ministry of Finance (CNPJ/MF) under no. 04.011.170/0001-22, herein duly represented in accordance with its Charter Documents, together with its successors and permitted assigns (the “Qualytextil”) hereby irrevocably and irreversibly appoints WACHOVIA BANK, duly organized and existing in accordance with the laws of New York, with its registered office at 12 East 49th Street, 20th Floor, New York, New York  10017, represented in accordance with its corporate documents (the “Bank”), as its attorney-in-fact to act in its name and place, with the following powers:

(a)
upon the occurrence of an Event of Default which is continuing (as defined in the Credit Agreement), to sell, assign, transfer or in any other way dispose of all or part of the Inventory pledged to the Bank pursuant to the Inventory Pledge and Security Agreement entered into between the Bank and Qualytextil on May 13, 2008 (as from time to time amended, the “Inventory Pledge and Security Agreement”), at market prices and upon market terms and conditions and subject to applicable law irrespective of any prior or subsequent notice to Qualytextil with respect thereto, in accordance with the provisions set forth in the Inventory Pledge and Security Agreement and in Article 1,433, Item IV, and Article 1,435, Item V, of the Brazilian Civil Code, and apply the proceeds thus received for the payment of the Secured Obligations the due and unpaid as well for the payment or reimbursement of all other costs and expenses incurred as a result of such sale, being vested with all necessary powers incidental thereto, including, without limitation, the power and authority to execute transfer documents, including discharge documentation with respect to the Inventory, to purchase foreign currency and make all remittances abroad, to sign any necessary foreign exchange contract with financial institutions in Brazil that may be required to such remittances and to represent the Grantor before the Central Bank of Brazil, financial institutions, private and public law legal entities and any Brazilian governmental authority when necessary to accomplish the purpose of the Inventory Pledge and Security Agreement; and

(b)	upon the occurrence of an Event of Default which is continuing, to take any action and to execute and deliver any instrument consistent with the terms of the as deemed necessary or advisable to accomplish the purpose of the Inventory Pledge and Security Agreement.

Any notice by the Bank that at such time an Event of Default has occurred and is continuing shall be conclusive against Qualytextil and all other third parties. Capitalized terms used, but not defined herein, shall have the meaning ascribed to them in the Credit Agreement and/or in the Inventory Pledge and Security Agreement. The powers granted herein are in addition to the powers granted by the Bank in the Inventory Pledge and Security Agreement and not to cancel or revoke any of such powers. This power of attorney is irrevocable and is granted as a condition to the Inventory Pledge and Security Agreement and as a means to comply with the obligations set forth therein, in accordance with the Article 684 and the sole paragraph of Article 686 of the Brazilian Civil Code, and shall be valid and effective until The Bank has receives full payment of the obligations secured by the Inventory Pledge and Security Agreement to its satisfaction. The Bank may delegate the power granted through this power of attorney.

Qualytextil has caused its duly authorizes representatives to execute this power of attorney on May 13, 2008.

QUALYTEXTIL S/A

By: /s/ Miguel G. Bastos
Name: Miguel G. Bastos
Title: CFO

ANNEX V

CLEARANCE CERTIFICATES